ECOS GROUP, INC.
                       EXHIBIT (A)(10.4) PROMISSORY NOTE

                                   PROMISSORY NOTE

1,000,000                                           WEST PALM BEACH, FLORIDA
                                                    DECEMBER 20, 1996

     FOR VALUE RECEIVED, the undersigned, ECOS GROUP, INC., a Florida corporation ("Marker"), promises to pay to the order of MICHAEL KLEIN ("Holder") at 111 Gilmartin Drive, Tiburon, CA 94920, or at such other place or places as Holder may designate in writing, in lawful funds of the United States of America, the principal sum of ONE MILLION DOLLARS ($1,000,000), together with interest on the unpaid principal balance, at a rate of FOURTEEN (14%) PERCENT PER ANNUM, with said interest calculated to begin as of DECEMBER 20, 1996 OR AS OF DATE OF RECEIPT OF LOAN PROCEEDS until this note has been paid in full. This Note and the records of Maker, shall serve as conclusive evidence of the unpaid principal balance hereof, accrued interest heron, and all payments made in respect thereof, absent manifest error. THIS NOTE IS UNSECURED FOR THE FIRST 90 DAY PERIOD UNTIL MARCH 20, 1997. AFTER MARCH 20, 1997, THE NOTE IS SECURED BY ALL TRADE ACCOUNTS RECEIVABLE OF ECOS GROUP, INC. AND ITS WHOLLY OWNED SUBSIDIARIES.

     INTEREST ONLY will be due on this note for the first 90 days from DECEMBER 20, 1996 until MARCH 20, 1997. After MARCH 20, 1997 the principal on this note will be amortized evenly over the remaining nine months until DECEMBER 20, 1997. Principal payments plus interest on this Note shall be paid at the end of each month commencing on APRIL 30, 1997 and continuing on the last day of each subsequent calendar month until DECEMBER 20, 1997, at which time any unpaid principal together with interest thereon, and all other sums due pursuant to this Note shall be due and payable in full. In the event any payment of interest exceed the Maximum Rate (as defined herein below) allowed by law, such amount exceeding said Maximum Rate, shall be applied to the reduction of the unpaid principal and not to the payment of interest. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

     Maker hereby waives in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; presentment; demand and protest; notice of presentment; dishonor; notice of intent to accelerate; and notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension, waiver, and renewal of any or all other notices.

     No delay or omission on the part of Holder is exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by Holder, nor shall any waiver on one occasion be construed as a bar to, or waiver of, any such right on any future occasion.

     An "Event of Default" shall exist hereunder if any one or more of the following events shall have occurred: (i) default shall be made in the due and punctual payment of this Note when and as it shall become due and payable; (ii) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Maker or of the whole or any substantial part of Maker's property, or approving a petition filed against Maker under the federal bankruptcy laws or any other applicable law or statue of the United States of America or any state thereof, and as it shall become due and payable and in the event that this note shall at any time after maturity or an Event of Default be placed with an attorney for collection, Maker agrees to


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pay, in addition to the entire remaining principal balance and any interest due hereunder, reasonable attorney's /paralegal' fees, costs, and disbursements, through appeal. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or not or hereafter existing at law or in equity or by statue or otherwise.

     TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, MAKER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE , OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. SUCH WAIVER SHALL NOT AFFECT IN ANY WAY THE HOLDER'S RIGHT TO DEMAND A JURY TRIAL. MAKER FURTHER WAIVED ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRAIL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, MAKER HEREBY CERTIFIED THAT NO REPRESENTATIVE OR AGENT OF HOLDER, NOR HOLDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION, MAKER ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE HOLDER'S ACCEPTANCE OF THIS NOTE.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the date first above written.

ECOS GROUP, INC.                        THIS NOTE IS ACCEPTED BY:

By:  /s/ DAVID C. LANGLE                          /s/ MICHAEL KLEIN
     -----------------------                      ----------------------
     DAVID C. LANGLE                              MICHAEL KLEIN
     CHIEF FINANCIAL OFFICER